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Exhibit 5.1

Gayle Coleman, P.A.
2101 N.W. Boca Raton Blvd, Suite 1
Boca Raton, FL 33431
561.368.0545

January 23, 2004

IWT Tesoro Corporation
191 Post Road West, Suite 10
Westport, CT 06880

Re:	Registration Statement on Form S-8 (the "Registration Statement") IWT Tesoro Corporation (the "Company") IWT Tesoro Corporation 2001 Stock Option Plan (the "Plan")

Gentlemen:

        This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by the Company and the resale of an aggregate of 4,000,000 shares of Common Stock, $.001 par value per share of the Company (the "Shares"). The Shares are covered by the Registration Statement and consist of 4,000,000 shares issuable pursuant to the Plan.

        In my capacity as counsel to the Company, I have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation and By-Laws, the Plan and various other agreements and option awards, corporate minutes provided to me by the Company and such other documents and instruments as I deemed necessary. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to me as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon.

        Subject to and in reliance upon the foregoing, I am of the opinion that the Shares to be issued as restricted stock grants and/or upon exercise of options granted and to be granted under the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

        I hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

Very truly yours,
GAYLE COLEMAN, P. A.

Gayle Coleman
GC/jp

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Gayle Coleman, P.A. 2101 N.W. Boca Raton Blvd, Suite 1 Boca Raton, FL 33431 561.368.0545